UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2024, Mr. Anthony Geisler, Chief Executive Officer and Director of Xponential Fitness, Inc. (the “Company”), was removed by the Company’s Board of Directors from his duties and suspended indefinitely as Chief Executive Officer. During the term of Mr. Geisler’s suspension, he will continue to be employed by the Company and will receive his salary pursuant to the terms of his employment agreement, but he will no longer perform the function of principal executive officer. Mr. Geisler is currently a director of the Company, but he will not be involved with the Company’s response to, or oversight of, the USAO Investigation (as defined below).

The Company’s Board of Directors has appointed Ms. Brenda Morris, a member of the Company’s Board of Directors since 2019, to serve as the Company’s Interim Chief Executive Officer. There are no arrangements or understandings between Ms. Morris and any other person related to her appointment as Interim Chief Executive Officer. There is no family relationship between Ms. Morris and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Morris that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Morris will continue to be compensated as a director of the Company. Any material changes or amendments to Ms. Morris’ compensation arrangements in connection with her appointment as the Interim Chief Executive Officer have not yet been finalized. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K when such information is available.

A description of Ms. Morris’ business experience, which is required to be disclosed by Item 401(e) of Regulation S-K can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2024, and is incorporated by reference herein.

Upon Ms. Morris’ appointment as Interim Chief Executive Officer, she ceased being the Lead Independent Director of the Company. Chelsea Grayson has been appointed Lead Independent Director of the Board.

The Company’s Board of Directors has also retained an executive search firm to assist with CEO succession planning.

Item 7.01 Regulation FD Disclosure.

On May 10, 2024, the Company issued a press release announcing the appointment of Ms. Morris as Interim Chief Executive Officer of the Company and the suspension of Mr. Geisler as well as the USAO Investigation (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act except as set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company received notice on May 7, 2024 of an investigation by the U.S. Attorney’s Office for the Central District of California (the “USAO”) (the “USAO Investigation”). The Company previously disclosed an investigation by the Securities and Exchange Commission (“SEC”). The Company intends to continue cooperating with the SEC and intends to cooperate with the USAO. The Board of Directors has established a committee, comprising independent directors Chelsea Grayson, Jair Clarke and Jeffrey Lawrence, to investigate these matters.

Item 9.01 Financial Statements Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: May 10, 2024	By:	/s/ John Meloun
	Name	John Meloun
	Title	Chief Financial Officer